Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Deep Green Waste & Recycling, Inc. (the “Company”) of our report dated April 8, 2021 relating to the audit of the consolidated financial statements of the Company for the years ended December 31, 2020 and 2019, appearing in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
January 26, 2022